Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on April 29, 2004

NCR Reports Strong First-Quarter Operating Results

•	Double-digit revenue growth in Financial Self Service, Retail Store Automation and Data Warehousing

•	Significant operating margin improvement in Retail Store Automation, Data Warehousing and Financial Self Service

•	2 million shares repurchased during first quarter

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today reported financial results for the seasonally weak quarter ended March 31, 2004, including $0.05 loss per basic and diluted share and revenue of $1.29 billion, up 5 percent from revenue in the first quarter of 2003. Included in the year-over-year revenue comparison for the first quarter was 6 percentage points of benefit from foreign currency fluctuations. At the beginning of the quarter, NCR had expected 5 to 6 percentage points of benefit from currency translation.

Operating loss for the first quarter was $8 million versus $32 million in the first quarter of 2003. Included in NCR’s operating results was $32 million of pension expense, an increase of $8 million from the first quarter of 2003.

NCR reported a first-quarter net loss of $5 million, or $0.05 loss per basic and diluted share, versus a net loss of $27 million, or $0.28 loss per basic and diluted share in the first quarter of 2003.

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“We delivered another positive installment in our plan to build a stronger NCR. First-quarter results for each of our three major business units were better than anticipated, as the current capital-spending environment enabled higher-than-expected revenues, which positively leveraged our work on the cost and expense lines,” said Mark Hurd, president and chief executive officer of NCR.

Operating Segment Results

The operating segment results discussed below exclude the impact of $32 million of pension expense in the first quarter of 2004 and $24 million of pension expense in the first quarter of 2003. When evaluating the year-over-year performance of and making decisions regarding its operating segments, NCR excludes the effect of pension expense/income. Schedule B, found later in this earnings release, reconciles total “Income from operations excluding pension expense/income” for all of the company’s operating segments to “Total income from operations” for the company.

Data Warehousing

10 percent revenue growth drives 16 percent operating margin, an increase of 5 points

NCR’s Data Warehousing segment reported record first-quarter revenue of $306 million, up 10 percent from the first quarter of 2003. The first-quarter year-over-year revenue comparison included a benefit of 6 percentage points from foreign currency fluctuations.

Operating income of $49 million for the quarter increased 58 percent from $31 million in the first quarter of 2003, due to increasing contributions from support services, higher volume and a lower cost structure.

NCR has seen some signs that companies are beginning to relax constraints on capital spending for investments, such as data warehousing, which deliver significant return on investment. Companies are recognizing a growing need for enterprise analytics and are installing and upgrading Teradata® data warehouses to better understand their businesses and optimize their financial results.

Financial Self Service

11 percent revenue growth leads to 3 points of operating margin expansion

The Financial Self Service segment generated record first-quarter revenue of $251 million, up 11 percent from the year-ago period. First-quarter revenue growth included a year-over-year benefit of 7 percentage points from foreign currency fluctuations.

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Operating margin of 7 percent improved from 4 percent in the first quarter of 2003 due to higher revenue and the favorable impact from currency translation.

As a result of regulatory changes, increased automated teller machine (ATM) upgrade and replacement activity is likely over the next several years as financial institutions install new-generation modular ATMs that can facilitate automated check and cash deposit. These new deposit-capable ATMs should allow banks to reduce check-processing and transport costs, providing very attractive return on investment for the banks and added convenience for their customers.

Retail Store Automation

11 percent revenue growth and better cost management generates operating improvement

For the first quarter of 2004, Retail Store Automation generated $165 million in revenue, up 11 percent from $149 million in the first quarter of 2003. First-quarter year-over-year revenue comparison for Retail Store Automation included a benefit of 5 percentage points from foreign currency fluctuations.

Retail Store Automation reduced its operating loss for the seasonally weak first quarter to $8 million, a $15 million improvement from the prior-year period. Operating results in the first quarter improved due to cost and expense reductions, the favorable impact from foreign currency fluctuations and higher volume.

Although retailers continue to limit their capital spending, several are installing NCR’s newest line of point-of-sale terminals and expanding their deployment of self-checkout systems.

Customer Services

Operational improvement offset by continued pricing pressure and exited businesses

Customer Services reported revenue of $446 million, roughly flat with the first quarter of 2003. However, the first-quarter year-over-year revenue comparison for Customer Services included a benefit of 6 percentage points from foreign currency fluctuations.

Customer Services reported an operating loss of $4 million in the quarter, a $7 million decline from the first quarter of 2003, due to pricing pressure and the continued decline in higher-margin revenue from exited businesses.

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Systemedia

Improved operating results due to lower cost and overhead expense

Systemedia first-quarter revenue was $114 million, up 2 percent from the revenue generated in the year-ago period. The year-over-year revenue comparison for the first quarter included a benefit of 5 percentage points from foreign currency fluctuations.

Operating income improved to $2 million from the $1 million operating loss reported in the first quarter of 2003 as Systemedia continued to improve its operating leverage due to lower production cost and reduced overhead expenses.

Payment and Imaging

As expected, lower revenue and profit in the quarter due to adverse timing of installations

Payment and Imaging generated $29 million in revenue during the first quarter, down 6 percent from the prior-year period. The lower revenue reflects the timing of installations, following fourth-quarter revenue growth of 24 percent. The first-quarter revenue comparison included a year-over-year benefit of 2 percentage points from foreign currency fluctuations.

During the quarter, Payment and Imaging generated $1 million of operating income, a decrease of $4 million from the first quarter of 2003. Profitability declined due to lower revenue, negative impact of currency translation and a continued mix shift from higher-margin check-transport technology to imaging-based solutions.

Non-Operating Items

Other Income and Expense in the first quarter of 2004 netted $2 million of income, versus $5 million of expense in the prior-year period. In the first quarter of 2004, Other Income and Expense included a $4 million gain due to the company’s success in streamlining its real estate portfolio.

The weighted average number of basic shares outstanding decreased to 94.6 million in the first quarter of 2004 from 96.0 million in the first quarter of 2003, due to the company’s share-repurchase activity. During the first quarter of 2004, NCR repurchased approximately 2 million shares of NCR common stock for approximately $90 million, which more than offset option-exercise activity during the quarter.

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The company’s tax rate of 27 percent for the first quarter was lower than anticipated due to higher profitability in certain foreign jurisdictions with carry-forward losses. The company now expects a 27 percent tax rate for the year.

Balance Sheet

NCR ended the first quarter with $666 million in cash and short-term investments, a slight decrease from the $689 million cash balance on December 31, 2003. Cash proceeds from real estate transactions were offset by NCR’s significant share-repurchase activity and cash used for capital expenditures during the seasonally weak first quarter. As of March 31, 2004, NCR had short- and long-term debt of $312 million versus $310 million on December 31, 2003.

Cash Flow

NCR generated $9 million of cash from operations in the first quarter of 2004 versus $102 million in the same period in 2003. Capital expenditures in the first quarter of 2004 were $45 million compared to $62 million of capital expenditures in the year-ago period.

NCR used $36 million of cash for operations and capital expenditures in the first quarter of 2004 versus the $40 million of free cash flow generation in the year-ago period. The decrease in free cash flow resulted from the higher cash payout of prior-year bonuses which reflected the improved financial results in 2003 and the timing of inventories and receivables.

Assuming approximately $275 million of capital expenditures, NCR expects cash flow from operations less capital expenditures, or free cash flow, of approximately $100 million in 2004.

	For the Three Months ended March 31
	2004	2003
Cash provided by operating activities (GAAP) (1)	$9	$102

Less capital expenditures for:
Net expenditures for reworkable service parts	17	32
Expenditures for property, plant and equipment	11	14
Additions to capitalized software	17	16

Total capital expenditures	45	62

Free cash flow (non-GAAP measure) (2)	$(36)	$40

(1)	Generally Accepted Accounting Principles (GAAP).
(2)	NCR defines free cash flow as cash provided by operating activities less capital expenditures for re-workable service parts, property, plant and equipment and additions to capitalized software. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP or as a proxy for cash flow available for discretionary spending.

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Outlook

	2004 Second-Quarter Guidance	Previous 2004 Full-Year Guidance	Increased 2004 Full-Year Guidance
Year-over-year revenue growth:
Total NCR	1-2%	Flat	1-2%
Data Warehousing	0-5%	3-5%	3-5%
Financial Self Service	10-15%	3-5%	5-10%
Retail Store Automation	(0-3)%	Flat	Flat
Customer Services	(0-3)%	(0-3)%	(0-3)%
Systemedia	Flat	Flat	Flat
Payment & Imaging	(10-15)%	(0-5)%	(5-10)%
Other	(20-25)%	(20-25)%	(20-25)%

Earnings per share – GAAP*	$0.15-$0.20	$0.85-0.95	$1.20-1.25

*	Includes special items

2004 First-Quarter Earnings Conference Call

NCR’s senior management will discuss the company’s first-quarter results during a conference call today at 10:00 a.m. (ET). Live access to the conference call, as well as a replay, is available on NCR’s Web site at http://investor.ncr.com/. Supplemental financial information regarding NCR’s 2004 first-quarter operating results is also available on NCR’s Web site.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata data warehouses and IT services provide Relationship Technology solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 28,900 people worldwide.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and

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the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	For the Periods Ended March 31
	Three Months
	2004	2003
Revenue
Products	$628	$591
Services	662	643

Total revenue	1,290	1,234
Cost of products	410	383
Cost of services	558	544

Total gross margin	322	307
% of Revenue	25.0%	24.9%

Selling, general and administrative expenses	273	280
Research and development expenses	57	59

Loss from operations	(8)	(32)
% of Revenue	(0.6)%	(2.6)%
Other (income) expense, net	(2)	5

Loss before income taxes	(6)	(37)
% of Revenue	(0.5)%	(3.0)%
Income tax benefit	(1)	(10)

Net loss	$(5)	$(27)

% of Revenue	(0.4)%	(2.2)%
Net loss per common share
Basic	$(0.05)	$(0.28)

Diluted	$(0.05)	$(0.28)

Weighted average common shares outstanding
Basic	94.6	96.0
Diluted	*94.6	*96.0

*	Due to the net loss, potential common shares that would cause dilution, such as stock options and restricted stock, have been excluded from the diluted share count because their effect would have been anti-dilutive. As of March 31, 2004, and March 31, 2003, fully diluted shares would have been 96.1 and 97.2 million shares, respectively.

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(in millions)

	For the Periods Ended March 31
	Three Months
	2004	2003	% Change
Revenue by segment
Data Warehousing
Data Warehousing solution	$235	$217	8%
Data Warehousing support services	71	61	16%

Total Data Warehousing	306	278	10%
Financial Self Service	251	226	11%
Retail Store Automation	165	149	11%
Systemedia	114	112	2%
Payment and Imaging	29	31	(6)%
Customer Services
Professional and installation-related services	72	63	14%
Customer Service Maintenance:
Financial Self Service	138	132	5%
Retail Store Automation	113	119	(5)%
Payment and Imaging	27	26	4%
Other	96	108	(11)%

Total Customer Services	446	448	—

Other	46	48	(4)%

Elimination of installation-related services included in both the Customer Services segment and the other reported segments	(67)	(58)	16%

Total revenue	$1,290	$1,234	5%

Operating Income (Loss) by segment
Data Warehousing	$49	$31
Financial Self Service	17	9
Retail Store Automation	(8)	(23)
Systemedia	2	(1)
Payment and Imaging	1	5
Customer Services	(4)	3
Other	(13)	(14)

Elimination of installation-related services operating income included in both the Customer Services segment and the other reported segments	(20)	(18)

Subtotal - Segment operating income (loss)	24	(8)

Pension expense	(32)	(24)

Total loss from operations	$(8)	$(32)

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31 2004	December 31 2003
Assets
Current assets
Cash, cash equivalents and short-term investments	$666	$689
Accounts receivable, net	1,171	1,230
Inventories	341	308
Other current assets	193	195

Total current assets	2,371	2,422

Property, plant and equipment, net	716	746
Prepaid pension cost	1,397	1,386
Deferred income taxes	550	558
Other assets	389	368

Total assets	$5,423	$5,480

Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$4	$3
Accounts payable	363	414
Payroll and benefits	234	300
Customer deposits and deferred service revenue	445	362
Other current liabilities	508	500

Total current liabilities	1,554	1,579

Long-term debt	308	307
Pension and indemnity	483	484
Postretirement and postemployment benefits	262	272
Other long-term liabilities	956	963

Total liabilities	3,563	3,605

Total stockholders’ equity	1,860	1,875

Total liabilities and stockholders’ equity	$5,423	$5,480

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	For the Periods Ended March 31
	Three Months
	2004	2003
Operating Activities
Net loss	$(5)	$(27)

Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	67	83
Deferred income taxes	2	(9)
Other adjustments to loss, net	(3)	1
Changes in assets and liabilities:
Receivables	59	97
Inventories	(33)	(11)
Current payables	(134)	(116)
Customer deposits and deferred service revenue	83	94
Employee severance and pension	—	5
Other assets and liabilities	(27)	(15)

Net cash provided by operating activities	9	102

Investing Activities
Net expenditures for reworkable service parts	(17)	(32)
Expenditures for property, plant and equipment	(11)	(14)
Proceeds from sales of property, plant and equipment	7	1
Additions to capitalized software	(17)	(16)
Other investing activities	(11)	(2)

Net cash used in investing activities	(49)	(63)

Financing Activities
Purchase of Company common stock	(90)	(50)
Short-term borrowings, net	—	8
Long-term debt, net	—	—
Cash received from real estate transaction	50	—
Other financing activities	57	5

Net cash provided by (used in) financing activities	17	(37)

Effect of exchange rate changes on cash and cash equivalents	—	—

(Decrease) increase in cash and cash equivalents	(23)	2
Cash and cash equivalents at beginning of period	689	526

Cash and cash equivalents at end of period	$666	$528